UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 22 2005
MSW Energy Holdings LLC
MSW Energy Finance Co., Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware Delaware (State or other jurisdiction of incorporation or organization)	0001261679 0001261680 Commission File Number	14-1873119 20-0047886 (I.R.S. Employer Identification No.)

c/o Danielson Holding Corporation 40 Lane Road,
Fairfield, New Jersey	07004
(Address of principal executive offices)	(Zip Code)
(973) 882-9000
Registrant’s telephone number, including area code:
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On July 26, 2005, MSW Energy Holdings LLC and MSW Energy Finance Co., Inc. (collectively, the “Issuers”) issued a press release announcing the final results of their offer to purchase (the “Offer”) for cash any and all of the $200 million aggregate principal amount outstanding of their 8 1/2% Senior Secured Notes due 2010 issued under an Indenture, dated as of June 25, 2003 (the “Indenture”), by and among the Issuers, the guarantors named therein and Wells Fargo Bank, National Association, as trustee.
     The Issuers were required to make the Offer as a result of the occurrence of a Change of Control (as defined in the Indenture) of the Issuers. The Offer commenced on June 24, 2005 and expired on July 22, 2005 at 12:00 a.m. midnight, New York City time. Wells Fargo Bank, National Association, the Depositary and Paying Agent for the Offer, advised the Issuers that $4,215,000 aggregate principal amount of Notes was tendered by holders of the Notes. The Issuers have accepted all such tendered Notes for payment and paid for all such accepted Notes on July 26, 2005 with cash contributed to the Issuers by their parent corporation, Covanta Energy Corporation.
     A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits
(a)	Financial Statements of Businesses Acquired. — Not Applicable

(b)	Pro Forma Financial Information. — Not Applicable

(c)	Exhibits.

Exhibit No.	Exhibit
99.1	Press Release of MSW Energy Holdings LLC and MSW Energy Finance Co., Inc. dated July 26, 2005 announcing the final results of their offer for their 8 1/2% Senior Secured Notes due 2010.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Date: July 27, 2005

MSW ENERGY HOLDINGS LLC (Registrant)
/s/ Anthony J. Orlando
By:	Anthony J. Orlando
Title:	President and Chief Executive Officer

MSW ENERGY FINANCE CO., INC. (Registrant)
/s/ Anthony J. Orlando
By:	Anthony J. Orlando
Title:	President and Chief Executive Officer

MSW ENERGY HOLDINGS LLC
MSW ENERGY FINANCE CO., INC.
EXHIBIT INDEX

Exhibit No.	Exhibit
99.1	Press Release of MSW Energy Holdings LLC and MSW Energy Finance Co., Inc. dated July 26, 2005 announcing the final results of their offer for their 8 1/2% Senior Secured Notes due 2010.